UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): January 11, 2020

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Effective January 11, 2020, ACNB Corporation (“ACNB”) completed its previously-announced acquisition of Frederick County Bancorp, Inc. (“FCBI”) pursuant to the Agreement and Plan of Reorganization, dated as of July 1, 2019, by and among ACNB, ACNB South Acquisition Subsidiary, LLC (“Acquisition Subsidiary”), ACNB Bank, FCBI and Frederick County Bank (the “Reorganization Agreement”). At the effective time of the acquisition, FCBI merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, Frederick County Bank, a Maryland state-chartered bank and FCBI’s wholly-owned subsidiary, merged with and into ACNB Bank, a Pennsylvania state-chartered bank and trust company and ACNB’s wholly-owned subsidiary, with ACNB Bank as the surviving bank.

Subject to the terms and conditions of the Reorganization Agreement at the effective time of the merger, each share of FCBI common stock was converted into the right to receive 0.9900 share of ACNB common stock. As a result of the merger, ACNB issued approximately 1,600,000 shares of its common stock and cash in exchange for fractional shares based upon $36.43, the determined market share price of ACNB common stock in accordance with the Reorganization Agreement.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 11, 2020, in connection with the merger and pursuant to the terms of the Reorganization Agreement, one former FCBI director, Kimberly S. Chaney, was appointed as a Class 3 Director of ACNB’s Board of Directors. Ms. Chaney was also appointed as Director of ACNB Bank’s Board of Directors. In connection with her appointment to the Boards of ACNB and ACNB Bank, Ms. Chaney was appointed to the ACNB Board’s Audit Committee and the ACNB Bank Board’s Loan Committee.

Other than pursuant to the terms of the Reorganization Agreement and those fees and benefits available to all nonemployee Directors of ACNB and ACNB Bank, Ms. Chaney was not appointed to these positions pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.

ITEM 8.01	Other Events

ACNB issued a press release on January 13, 2020, announcing completion of the acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.3	Agreement and Plan of Reorganization by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Frederick County Bancorp, Inc. and Frederick County Bank dated as of July 1, 2019. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-233791 on Form S-4, filed with the Commission on September 16, 2019.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated January 13, 2020.

EXHIBIT INDEX

EXHIBIT NO.

2.3	Agreement and Plan of Reorganization by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Frederick County Bancorp, Inc. and Frederick County Bank dated as of July 1, 2019. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-233791 on Form S-4, filed with the Commission on September 16, 2019.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: January 13, 2020	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer